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                                                                   EXHIBIT 99.2


                                 [LOGO] HARKEN
                               Energy Corporation

                         Notice of Guaranteed Delivery
                                      For
                              Rights Certificates

   This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated
      , 2003 (the "Prospectus") of Harken Energy Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00
p.m., New York City time, on       , 2003, unless such time is extended by the
Company as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Method of Subscription--Exercise of Subscription Rights" in the Prospectus.


   Payment of the Subscription Price for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Method of Subscription--Exercise of Subscription Rights" in the Prospectus.


                          The Subscription Agent is:

                    American Stock Transfer & Trust Company

                               -----------------

                 By mail, by hand or by overnight courier to:

                    American Stock Transfer & Trust Company
                            Attention: Rights Agent

                          59 Maiden Lane, Plaza Level

                             New York, N.Y. 10038

                    Facsimile Transmission: (718) 234-5001

               Telephone Number for Information: (800) 937-5449

               Telephone Number for Confirmation: (718) 921-8200


                               -----------------

    Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery.

                               -----------------

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                           The Information Agent is:



                              Morrow & Co., Inc.


                               -----------------


          The address and telephone number of the Information Agent,


  for inquiries, information or requests for additional documentation are as follows:



                              Morrow & Co., Inc.


                         445 Park Avenue, 5/th/ Floor


                             New York, N.Y. 10022


                       E-mail: harken.info@morrowco.com



                      Telephone Numbers for Information:


                   Stockholders, Please Call: (800) 607-0088


            Banks and Brokerage Firms, Please Call: (800) 654-2468


                               -----------------

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Ladies and Gentlemen:


   The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the
undersigned hereby elects to exercise        Subscription Right(s) to subscribe
for        share(s) of Common Stock with respect to the Rights represented by such Rights Certificate(s).


   The undersigned understands that payment of the Subscription Price for each Right must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the
aggregate amount of $       either (check appropriate box):

   [_] is being delivered to the Subscription Agent herewith; or

   [_] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

      [_] Wire transfer of funds
          Name of transferor institution: ______________________________________
          Date of transfer: ____________________________________________________
          Confirmation number (if available): __________________________________

      [_] Uncertified check
          Name of maker: _______________________________________________________
          Date of check: _______________________________________________________
          Check number: ________________________________________________________
          Bank on which check is drawn: ________________________________________

      [_] Certified check
          Name of maker: _______________________________________________________
          Date of check: _______________________________________________________
          Check number: ________________________________________________________
          Bank on which check is drawn: ________________________________________

      [_] Bank draft (cashier's check)
          Name of maker: _______________________________________________________
          Date of check: _______________________________________________________
          Check number: ________________________________________________________
          Bank on which check is drawn: ________________________________________

      [_] Money order
          Name of maker: _______________________________________________________
          Date of check: _______________________________________________________
          Check number: ________________________________________________________
          Bank on which check is drawn:_________________________________________

             Signature(s) _____________ Address __________________
             __________________________ __________________________
             Name(s) __________________ __________________________
             __________________________ Area Code and Tel. No(s).

Rights Certificate No(s). (if available)  ______________________________________


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                             Guarantee of Delivery
          (Not To Be Used For Rights Certificate Signature Guarantee)

   The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

            ________________________________ ______________________

            ________________________________ ______________________
                       (Address)                 (Name of Firm)

            ________________________________ ______________________
            (Area Code and Telephone Number) (Authorized Signature)


   The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the prospectus. Failure to do so could result in a financial loss to such institution.



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